Exhibit 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of July 31, 2013 (the “Amendment”), is by and among HOME BANCSHARES, INC., an Arkansas corporation (“HBI”), and CENTENNIAL BANK, an Arkansas state bank (“Centennial”; HBI and Centennial are collectively referred to herein as “Purchaser”); LIBERTY BANCSHARES, INC., an Arkansas corporation (“LBI”), and LIBERTY BANK OF ARKANSAS, an Arkansas state bank (“Liberty Bank”; LBI and Liberty Bank are collectively referred to herein as “Company”); and, from and after its accession to this Amendment in accordance with Section 6.13 of the Agreement and Plan of Merger dated June 25, 2013 (the “Agreement”), ACQUISITION SUB, an Arkansas corporation (“Sub”).

RECITAL OF FACTS:

A. On June 25, 2013, the parties entered into the Agreement setting out the terms of the mergers as more particularly described therein.

B. The parties desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. All recitals set forth herein are contractual in nature, not merely recitals of fact and are incorporated herein by reference as if fully set forth word for word.

2. Definitions. All capitalized terms not otherwise defined herein have the same meanings as provided in the Agreement.

3. Amendments. The Agreement hereby is amended as follows:

(a) Section 1.2 entitled “Effective Time” is hereby deleted and the following Section 1.2 is hereby added in lieu thereof:

Effective Time. Subject to the terms and conditions of this Agreement, on or after the Closing Date, Purchaser shall cause to be filed with the Secretary of State of the State of Arkansas (the “Arkansas Secretary”), in accordance with the ABCA, articles of merger (“Articles of Merger”) relating to the Merger. The term “Effective Time” shall be the Closing Date when the Merger becomes effective as set forth in the Articles of Merger.

(b) The definition of “Total Stock Consideration” as set out in Section 1.4 is hereby deleted and a new definition is hereby added in lieu thereof:

“Total Stock Consideration” means that number of shares of HBI Common Stock that, valued at the HBI Average Closing Price, shall have a total value of $250,000,000; provided, however, that in the event that the HBI Average Closing Price shall be $28.525 or greater (with a proportionate adjustment in the event that outstanding shares of HBI Common Stock shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Closing Date), the number of shares of HBI Common Stock shall be 8,764,242 shares.

(c) Section 8.1(e) entitled “HBI Average Closing Price Increase or Decrease” is hereby deleted and the following Section 8.1(e) is hereby added in lieu thereof:

(e) HBI Stock Price Decrease—by either party, by written notice to the other party in the event that the HBI Average Closing Price is less than $17.115 (with a proportionate adjustment in the event that outstanding shares of HBI Common Stock shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Closing Date).

4. Governing Law. This Amendment and the Agreement shall be governed by and interpreted under the laws of the State of Arkansas.

5. Miscellaneous Provisions. Except as specifically modified by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HOME BANCSHARES, INC.
an Arkansas corporation

By:	/s/ JOHN W. ALLISON
John W. Allison
Chairman of the Board of Directors

CENTENNIAL BANK
an Arkansas state bank

By:	/s/ JOHN W. ALLISON
John W. Allison
Chairman of the Board of Directors

LIBERTY BANCSHARES, INC.
an Arkansas corporation

By:	/s/ WALLACE W. FOWLER
Wallace W. Fowler
Chairman and Chief Executive Officer

LIBERTY BANK OF ARKANSAS
an Arkansas state bank

By:	/s/ WALLACE W. FOWLER
Wallace W. Fowler
Chairman and Chief Executive Officer

Acceded to as of , 2013
[ACQUISITION SUB]
an Arkansas corporation

By:
Name:
Title: